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                                                                     Exhibit 12


                        HOUSTON LIGHTING & POWER COMPANY
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
          RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (THOUSANDS OF DOLLARS)

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
                                                                        Nine                              Twelve
                                                                     Months Ended                      Months Ended
                                                                  September 30, 1996                September 30, 1996
                                                                  ------------------                ------------------
Fixed Charges as Defined:
   (1)     Interest on Long-Term Debt . . . . . . . . . . . .     $          167,162                $          226,590
   (2)     Other Interest . . . . . . . . . . . . . . . . . .                 10,811                            12,289
   (3)     Amortization of (Premium)
               Discount . . . . . . . . . . . . . . . . . . .                  6,789                             9,077
   (4)     Interest Component of Rentals
           Charged to Operating Expense . . . . . . . . . . .                    779                             1,196
                                                                  ------------------                ------------------
   (5)            Total Fixed Charges   . . . . . . . . . . .     $          185,541                $          249,152
                                                                  ==================                ==================
Earnings as Defined:
   (6)     Net Income . . . . . . . . . . . . . . . . . . . .     $          391,447                $          432,231
                                                                  ------------------                ------------------
   Federal Income Taxes:
   (7)     Current  . . . . . . . . . . . . . . . . . . . . .                210,181                           214,869
   (8)     Deferred (Net) . . . . . . . . . . . . . . . . . .                  4,698                            23,071
                                                                  ------------------                ------------------
   (9)     Total Federal Income Taxes . . . . . . . . . . . .                214,879                           237,940
                                                                  ------------------                ------------------
  (10)     Total Fixed Charges (line 5) . . . . . . . . . . .                185,541                           249,152
                                                                  ------------------                ------------------
  (11)     Earnings Before Income Taxes and
               Fixed Charges (line 6 plus
               line 9 plus line 10) . . . . . . . . . . . . .     $          791,867                $          919,323
                                                                  ==================                ==================
Ratio of Earnings to Fixed Charges
    (line 11 divided by line 5)   . . . . . . . . . . . . . .                   4.27                              3.69

Preferred Dividends Requirements:
  (12)     Preferred Dividends  . . . . . . . . . . . . . . .     $           17,318                $           24,066
  (13)     Less Tax Deduction for
               Preferred Dividends  . . . . . . . . . . . . .                     41                                54
                                                                  ------------------                ------------------
  (14)            Total   . . . . . . . . . . . . . . . . . .                 17,277                            24,012

  (15)     Ratio of Pre-Tax Income to Net
               Income (line 6 plus line 9
               divided by line 6) . . . . . . . . . . . . . .                   1.55                              1.55
                                                                  ------------------                ------------------
  (16)     Line 14 times line 15  . . . . . . . . . . . . . .                 26,779                            37,219
  (17)     Add Back Tax Deduction
               (line 13)  . . . . . . . . . . . . . . . . . .                     41                                54
                                                                  ------------------                ------------------
  (18)     Preferred Dividends Factor . . . . . . . . . . . .     $           26,820                $           37,273
                                                                  ==================                ==================
  (19)     Total Fixed Charges (line 5) . . . . . . . . . . .     $          185,541                $          249,152
  (20)     Preferred Dividends Factor
               (line 18)  . . . . . . . . . . . . . . . . . .                 26,820                            37,273
                                                                  ------------------                ------------------
  (21)            Total   . . . . . . . . . . . . . . . . . .     $          212,361                $          286,425
                                                                  ==================                ==================
Ratio of Earnings to Fixed Charges and
   Preferred Dividends Requirements
   (line 11 divided by line 21)   . . . . . . . . . . . . . .                   3.73                              3.21
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